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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 755,000 shares of Common Stock pertaining to the employee and outside director stock option agreements of Summit Medical Systems, Inc. of our report dated April 3, 1997, with respect to the consolidated financial statements and schedule of Summit Medical Systems, Inc. for the two years ended December 31, 1996, included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 10, 1998